UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on August 7, 2013, Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Equity, L.P. (“ETE”) and ETE Common Holdings, LLC, a wholly owned subsidiary of ETE (“ETE Holdings”) entered into an Exchange and Redemption Agreement (the “Agreement”). Pursuant to the Agreement, on October 31, 2013, ETP completed the transactions contemplated by the Agreement, and redeemed and canceled 50,160,000 of its common units representing limited partner interests (“ETP Common Units”) owned by ETE Holdings in exchange for the issuance by ETP to ETE Holdings of 50,160,000 limited partner interests in ETP representing a new class of limited partner interests (the “Class H Units”) (the “Transaction”).

The Class H Units are generally entitled to (i) allocations of profits, losses and other items from ETP corresponding to 50.05% of the profits, losses and other items allocated to ETP by Sunoco Partners LLC (“SXL GP”), the general partner of Sunoco Logistics Partners L.P. (“SXL”), with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP, (ii) distributions from ETP for each quarter equal to 50.05% of the cash distributed to ETP by SXL GP with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP (the “SXL GP Interest”) for such quarter and, to the extent not previously distributed to holders of the Class H Units, for any previous quarters and (iii) incremental cash distributions in the aggregate amount of $329,000,000, subject to adjustment, to be payable by ETP to ETE Holdings over 15 quarters, commencing with the quarter ending September 30, 2013 and ending with the quarter ending March 31, 2017. The incremental cash distributions referred to in clause (iii) of the previous sentence are intended to offset a portion of the incentive distribution rights (“IDR”) subsidies previously agreed to by ETE in connection with ETP’s acquisition of Citrus Corp., ETP and ETE’s formation of a joint venture through ETP Holdco Corporation (“Holdco”) and the subsequent contribution of ETE’s interest in Holdco to ETP and, taking into account the potential adjustments to such incremental cash distributions, will result in a fixed amount of net IDR subsidies in the amounts set forth in the table below (dollars in millions):

	Q1	Q2	Q3	Q4	FYE
2013	-	-	$21.00	$21.00	$42.00
2014	$27.25	$27.25	$27.25	$27.25	$109.00
2015	$13.25	$13.25	$13.25	$13.25	$53.00
2016	$5.50	$5.50	$5.50	$5.50	$22.00

After giving effect to the consummation of the transactions contemplated by the Agreement, ETE owns, directly or indirectly, (i) approximately 49.6 million ETP Common Units, (ii) 50,160,000 Class H Units, (iii) all of the outstanding equity interests in the general partner of ETP and, through such ownership, all of the incentive distribution rights in ETP and an approximate 0.8% general partner interest in ETP and (iv) through its ownership of ETE Holdings, a 0.1% membership interest in SXL GP.

In connection with the closing of the transactions contemplated by the Agreement, ETP and its affiliates entered into the following agreements:

Amendment No 5. to the Second Amended and Restated Agreement of Limited Partnership. On October 31, 2013, ETP’s general partner executed Amendment No. 5 (the “Partnership Agreement Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of ETP (as amended, the “Partnership Agreement”). The Partnership Agreement Amendment provides for, among other things, the issuance of the Class H Units on the terms set forth above.

Distributions payable to the holders of Class H Units will be made only from Available Cash (as defined in Partnership Agreement), and will be made with respect to each quarter, to the extent payable, prior to any distributions to holders of ETP Common Units. With respect to any quarter in which there is not sufficient Available Cash to pay the distributions to which the holders of Class H Units would otherwise be entitled, any distribution payment shortfall will be paid to the holders of Class H Units on the next quarterly distribution payment date when there is sufficient Available Cash to permit such distribution.

The Partnership Agreement Amendment provides that if SXL GP is required to or elects to make a capital contribution to SXL with respect to the SXL GP Interest and such capital contribution is funded in whole or in part by ETP through a capital contribution by ETP to SXL GP, then the Class H Units’ right to receive allocations and distributions corresponding to 50.05% of ETP’s interest in allocations and distributions from SXL GP with respect to the SXL GP Interest shall be reduced proportionately to reflect such capital contribution by ETP.

The Partnership Agreement Amendment also provides that, without the consent of holders of a majority of the Class H Units, the Partnership will not (i) amend or modify the provisions of the Partnership Agreement Amendment setting forth the terms of the Class H Units or (ii) authorize the issuance of any class or series of equity securities in ETP that are senior to or on parity with the Class H Units or that have allocation rights that are senior to or on parity with allocations with respect to Net Termination Gain as defined and provided for in the Partnership Agreement. Other than with respect to amendments to the Partnership Agreement which would materially and adversely impact the rights of the Class H Units or as otherwise set forth above, the Class H Units do not have voting rights.

Unitholders Agreement. On October 31, 2013, ETP, ETE and ETE Holdings entered into a Unitholders Agreement (the “Unitholders Agreement”).

In connection with the Transaction, the members of SXL GP have executed the Fifth Amended and Restated Limited Liability Company Agreement of SXL GP (the “SXL GP LLC Agreement”), which provides that the business and affairs of SXL GP will generally be managed by a Board of Directors (the “SXL GP Board”), except that the members of SXL GP (ETE and ETE Holdings) will have exclusive authority (i) over the internal business and affairs of SXL GP that do not relate to the management and control of SXL and its subsidiaries and (ii) to cause SXL GP to exercise the rights of SXL GP as general partner of SXL where (A) SXL GP makes a determination or declines to take any other action in its individual capacity under the Third Amended and Restated Agreement of Limited Partnership of SXL (the “SXL Partnership Agreement”) or (B) where the SXL Partnership Agreement permits SXL GP to make a determination or take or decline to take any other action free of any fiduciary obligation to SXL or at the option of SXL GP ((A) and (B), collectively, the “Member Governance Rights”).

The Unitholders Agreement requires ETP to obtain ETE’s consent prior to exercising, as the controlling member of SXL GP, certain of the Member Governance Rights, including, among other things, any action to cause SXL GP to (i) amend the SXL GP LLC Agreement or consent to any amendment to the SXL Partnership Agreement, (ii) merge or consolidate with any third party or consent to any merger or consolidation of SXL with any third party, (iii) sell substantially all of its assets or consent to a sale of substantially all of the assets of SXL, and (iv) withdraw as general partner of SXL. In addition, ETP agreed not to take any action to cause the SXL GP Board to make certain decisions on behalf of SXL GP in its capacity as the general partner of SXL without ETE’s consent.

The Unitholders Agreement also provides ETE with a right of first refusal with respect to the sale of (i) ETP’s membership interest in SXL GP, (ii) the general partner interest in SXL held by SXL GP or (iii) the incentive distribution rights of SXL held by SXL GP, as well as a drag-along right to purchase the general partner interest in SXL held by SXL GP in the event that ETE has exercised its right of first refusal with respect to at least 50% of the outstanding incentive distribution rights referred to in clause (iii) above.

The above descriptions of the Partnership Agreement Amendment and the Unitholders Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Partnership Agreement Amendment and Unitholders Agreement, which are attached hereto as Exhibits 3.1 and 10.1, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

To the extent required, the information set forth under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required, the information set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Certificate of Formation or LLC Agreement; Change in Fiscal Year

The information set forth under Item 1.01 is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

3.1	Amendment No. 5, dated October 31, 2013, to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., as amended.
10.1	Unitholders Agreement by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and ETE Common Holdings, LLC dated October 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P., its general partner
By: Energy Transfer Partners, L.L.C. its general partner

Date: October 31, 2013	/s/ Martin Salinas, Jr. Martin Salinas, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 5, dated October 31, 2013, to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., as amended.
10.1	Unitholders Agreement by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and ETE Common Holdings, LLC dated October 31, 2013.